EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2004, relating to the consolidated financial statements of Iron Mountain Europe Limited as of and for the year ended October 31, 2003 (which report expresses an unqualified opinion), appearing in the Annual Report on Form 10-K of Iron Mountain Incorporated for the year ended December 31, 2005 and Current Report on Form 8-K dated May 22, 2006.

/s/ RSM Robson Rhodes LLP

November 8, 2006